Exhibit 99.1

ESS TECH SUBSIDIARY, INC. (formerly known as ESS Tech, Inc.).

Unaudited Condensed Financial Statements as of and for the Three and Nine Months Ended September 30, 2021 and 2020

ESS TECH SUBSIDARY, INC.

TABLE OF CONTENTS

PAGE
UNAUDITED CONDENSED FINANCIAL STATEMENTS:

CONDENSED BALANCE SHEETS AS OF SEPTEMBER 30, 2021 AND DECEMBER 31, 2020	2

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2021 AND 2020	3

CONDENSED STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2021 AND 2020	4

CONDENSED STATEMENTS OF CASH FLOWS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 AND 2020	5

NOTES TO THE CONDENSED FINANCIAL STATEMENTS	7

ESS Tech Subsidiary, Inc.

Condensed Balance Sheets

(In thousands, except share data)

	As of
	September 30, 2021 (Unaudited)	December 31, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$8,019	$4,901
Restricted cash	1,217	1,167
Prepaid expenses and other current assets	6,506	793

Total current assets	15,742	6,861
Property and equipment, net	2,007	1,836
Restricted cash	75	326

TOTAL ASSETS	$17,824	$9,023

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	$3,037	$522
Accrued and other current liabilities	4,595	2,194
Notes payable, current	23,415	5,678

Total current liabilities	31,047	8,394
Notes payable, non-current	2,253	19
Other non-current liabilities	3,662	2,258
Derivative liabilities	248,450	22,911
Warrant liabilities	—	3,329

Total liabilities	285,412	36,911
COMMITMENTS AND CONTINGENCIES (NOTE 5)
REDEEMABLE CONVERTIBLE PREFERRED STOCK:
Redeemable convertible preferred stock ($0.0001 par value, 62,072,064 and 61,436,037 shares authorized, 38,768,389 and 32,865,949 shares issued and outstanding, liquidation preferences of $61,392 and $46,391 as of September 30, 2021 and December 31, 2020, respectively)	90,073	34,372
STOCKHOLDERS’ DEFICIT:
Common stock ($0.0001 par value; 79,000,000 shares authorized as of September 30, 2021 and December 31, 2020 9,125,954 and 7,134,668 shares issued and outstanding as of September, 2021 and December 31, 2020, respectively)	1	1
Common stock warrants	—	153
Additional paid-in capital	2,516	1,079
Accumulated deficit	(360,178)	(63,493)

Total stockholders’ deficit	(357,661)	(62,260)

TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT	$17,824	$9,023

See accompanying notes to unaudited, interim financial statements

ESS Tech Subsidiary, Inc.

Condensed Statements of Operations and Comprehensive Loss

(Unaudited, in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Operating expenses
Research and development	$7,672	$3,935	$19,546	$8,903
Sales and marketing	1,048	279	2,261	876
General and administrative	2,316	630	7,667	2,178

Total operating expenses	11,036	4,844	29,474	11,957
Loss from operations	(11,036)	(4,844)	(29,474)	(11,957)
Other income (expense):
Interest expense, net	(1,582)	(38)	(1,693)	(106)
Gain (loss) on revaluation of warrant liabilities	(2,949)	24	(17,753)	78
Gain (loss) on revaluation of derivative liabilities	(36,703)	2,089	(248,691)	5,849
Other income (expense), net	945	(2)	926	(64)

Total other income (expense)	(40,289)	2,073	(267,211)	5,757

Net loss and comprehensive loss	$(51,325)	$(2,771)	$(296,685)	$(6,200)

Net loss per share - basic and diluted	$(5.82)	$(0.39)	$(35.08)	$(0.87)
Weighted average shares used in per share calculation - basic and diluted	8,823,458	7,102,536	8,458,054	7,099,532

See accompanying notes to unaudited, interim financial statements

ESS Tech Subsidiary, Inc.

Condensed Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit

(Unaudited, in thousands, except share data)

	Three Months Ended September 30, 2020
	Redeemable Convertible Preferred Stock		Common Stock		Common Stock	Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Warrants	Capital	Deficit	Deficit
Balance as of June 30, 2020	32,865,949	$34,372	7,100,668	$1	$153	$942	$(36,503)	$(35,407)
Stock options exercised	—	—		—	—		—	—
Stock-based compensation expense	—	—	—	—	—	77	—	77
Net loss	—	—	—	—	—	—	(2,771)	(2,771)

Balance as of September 30, 2020	32,865,949	$34,372	7,100,668	$1	$153	$1,019	$(39,274)	$(38,101)

	Nine Months Ended September 30, 2020
	Redeemable Convertible Preferred Stock		Common Stock		Common Stock	Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Warrants	Capital	Deficit	Deficit
Balance as of December 31, 2019	32,865,949	$34,372	7,060,668	$1	$153	$762	$(33,074)	$(32,158)
Stock options exercised	—	—	40,000	—	—	6	—	6
Stock-based compensation expense	—	—	—	—	—	251	—	251
Net loss	—	—	—	—	—	—	(6,200)	(6,200)

Balance as of September 30, 2020	32,865,949	$34,372	7,100,668	$1	$153	$1,019	$(39,274)	$(38,101)

	Three Months Ended September 30, 2021
	Redeemable Convertible Preferred Stock		Common Stock		Common Stock	Additional Paid- In	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Warrants	Capital	Deficit	Deficit
Balance as of June 30, 2021	36,809,092	$64,257	8,784,265	$1	$153	$2,093	$(308,853)	$(306,606)
Stock options exercised	—	—	36,789	—	—	10	—	10
Warrants exercised	1,959,297	25,816	304,900	—	(153)	153	—	—
Stock-based compensation expense	—	—	—	—	—	260	—	260
Net loss	—	—	—	—	—	—	(51,325)	(51,325)

Balance as of September 30, 2021	38,768,389	$90,073	9,125,954	$1	$—	$2,516	$(360,178)	$(357,661)

	Nine Months Ended September 30, 2021
	Redeemable Convertible Preferred Stock		Common Stock		Common Stock	Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Warrants	Capital	Deficit	Deficit
Balance as of December 31, 2020	32,865,949	$34,372	7,134,668	$1	$153	$1,079	$(63,493)	$(62,260)
Issuance of Series C-2 Redeemable Convertible Preferred Stock	3,900,988	29,516	—	—	—	—	—	—
Stock options exercised	—	—	1,685,675	—	—	664	—	664
Warrants exercised	2,001,452	26,185	305,611	—	(153)	153	—	—
Stock-based compensation expense	—	—	—	—	—	620	—	620
Net loss	—	—	—	—	—	—	(296,685)	(296,685)

Balance as of September 30, 2021	38,768,389	$90,073	9,125,954	$1	$—	$2,516	$(360,178)	$(357,661)

See accompanying notes to unaudited, interim financial statements

ESS Tech Subsidiary, Inc.

Condensed Statements of Cash Flows

(Unaudited, in thousands)

	For nine months ended September 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(296,685)	$(6,200)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	404	306
Non-cash interest expense	1,495	65
Stock-based compensation expense	620	251
(Gain) loss on extinguishment of debt	(948)	62
Change in fair value of warrant liabilities	17,753	(78)
Change in fair value of derivative liabilities	248,691	(5,849)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(5,713)	161
Accounts payable	2,441	(534)
Accrued and other current liabilities	2,195	153
Other non-current liabilities	1,404	(446)

Net cash used in operating activities	(28,343)	(12,109)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(288)	(464)

Net cash used in investing activities	(288)	(464)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on notes payable	(584)	(150)
Proceeds from sale of redeemable convertible preferred stock, net of issuance costs	11,461	—
Borrowing on notes payable, net of debt issuance cost	20,000	4,936
Proceeds from stock options exercised	664	6
Proceeds from warrants exercised	7	—

Net cash provided by financing activities	31,548	4,792

NET CHANGE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	2,917	(7,781)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	6,394	18,819

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	$9,311	$11,038

See accompanying notes to unaudited, interim financial statements

ESS Tech Subsidiary, Inc.

Condensed Statements of Cash Flows (Continued)

(Unaudited, in thousands)

	For nine months ended September 30,
	2021	2020
SUPPLEMENTAL DISCLOSURE OF CASHFLOW INFORMATION:
Cash paid during the year for:
Interest	$237	$62
Non-cash investing and financing transactions:
Property and equipment purchases financed with term loan	$—	$52
PPP loan forgiven	$948
Non-cash extinguishment of derivative liabilities upon sale of Series C-2 redeemable convertible preferred stock, net of amount allocated to warrants	$18,055	$—
Non-cash extinguishment of warrant liabilities upon exercise of Series B and Series C-2 redeemable convertible preferred stock warrants	$26,178	$—
Purchase of property and equipment included in accounts payable and accrued and other current liabilities	$343	$8

Cash and cash equivalents	$8,019	$9,286
Restricted cash, current	1,217	1,217
Restricted cash, non- current	75	535

Total cash, cash equivalents and restricted cash shown in the statements of cash flows	$9,311	$11,038

See accompanying notes to unaudited, interim financial statements

ESS TECH SUBSIDIARY, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

1.	DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

ESS Tech Subsidiary, Inc. (formerly known as ESS Tech, Inc.) (the “Company”) was founded as Energy Storage Systems, LLC in Portland, Oregon in 2011. The Company converted to a Delaware corporation and changed its name to ESS Tech, Inc. in 2014. The Company does not have any subsidiaries.

The Company develops long-duration iron flow batteries for commercial and utility-scale energy storage applications requiring four or more hours of flexible energy capacity. The Company’s products are designed for a 25-year operating life without performance degradation, with minimal annual operations and maintenance requirements.

The Company is in the research and development phase. Its product is still being developed and does not yet meet standard specifications to be sold (“Commercially Available”).

On October 8, 2021 (the “Closing Date”), ESS Tech, Inc., a Delaware corporation (“New ESS”), formerly known as ACON S2 Acquisition Corp., a Delaware corporation (“STWO”), consummated the previously announced merger pursuant to that certain Agreement and Plan of Merger, dated May 6, 2021 (the “Merger Agreement”), by and among STWO, SCharge Merger Sub, Inc., a Delaware corporation and wholly owned direct subsidiary of STWO (“Merger Sub”), and the Company following the approval at a special meeting of the stockholders of STWO held on October 5, 2021. Pursuant to the terms of the Merger Agreement, STWO deregistered by way of continuation under the Cayman Islands Companies Act (2021 Revision) and registered as a corporation in the State of Delaware under Part XII of the Delaware General Corporation Law, and a business combination between STWO and the Company was effected through the merger of Merger Sub with and into the Company, with the Company surviving as a wholly owned subsidiary of STWO (together with the other transactions described in the Merger Agreement, the “Merger”). On the Closing Date, STWO changed its name from “ACON S2 Acquisition Corp” to “ESS Tech, Inc.”, and its shares and warrants commenced trading on the New York Stock Exchange under the new ticker symbols “GWH” and “GWH.W”, respectively.

As a result of its initial public offering of Class A ordinary shares in September 2020, STWO held approximately $250,000 thousand in a trust account (the “Trust Account”). In connection with the Merger, STWO stockholders holding 20,754,719 shares of STWO’s Class A ordinary shares exercised their right to redeem such shares. As a result, approximately $207,500 thousand of funds were withdrawn from the Trust Account to fund participant share redemptions.

Also, in connection with the Merger, on the Closing Date, STWO issued and sold an aggregate of 25,000,000 shares of STWO Class A ordinary shares for a purchase price of $10.00 per share and an aggregate purchase price of $250,000 thousand pursuant to subscription agreements, dated as of May 6, 2021, with certain accredited investors, in a private investment in public equity offering (“PIPE”).

Cash received by the Company from the consummation of the Merger including the PIPE and the remaining balance in the STWO Trust Account after estimated expenses approximated $246,000 thousand.

Basis of presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). Certain information and note disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted. Accordingly, these unaudited condensed financial statements should be read in conjunction with the audited financial statements and accompanying notes for the year ended December 31, 2020. The condensed balance sheet as of December 31, 2020, included herein was derived from the audited financial statements of the Company as of that date.

The unaudited condensed financial statements, in the opinion of management, reflect all adjustments necessary to present fairly the Company’s financial position as of September 30, 2021, and the Company’s results of operations and comprehensive loss, redeemable convertible preferred stock and stockholders’ deficit activities for the three and nine months ended September 30, 2021, and 2020, and the cash flows for the nine months ended September 30, 2021, and 2020. The results for the three and nine months ended September 30, 2021 are not necessarily indicative of the results to be expected for the year ending December 31, 2021, any interim period or for any other future year.

Emerging Growth Company

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company is keeping its election to be able to defer the adoption of a new or revised standard at the time private companies are required to adopt the new or revised standard.

This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Liquidity and Going concern

In connection with preparing financial statements for each interim and annual reporting period, the Company evaluates whether there are conditions or events, considered in the aggregate, that raise substantial doubt about its ability to continue as a going concern within one year after the date on which the financial statements are issued in accordance with FASB Accounting Standards Update No. 2014-15, Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”).

The Company’s financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As of September 30, 2021, the Company had approximately $8,019 thousand in cash and cash equivalents. As also reflected in the condensed financial statements, the Company had an accumulated deficit on September 30, 2021, and December 31, 2020, and had net losses and net cash used in operating activities for the reporting periods then ended. These factors, coupled with the available cash on hand as of September 30, 2021, and compared to management’s operating plan, raised substantial doubt about the Company’s ability to continue as a going concern.

However, as discussed in Note 10 Subsequent Events, the Company effected the close of the Merger with STWO on October 8, 2021, which contributed approximately $246,000 thousand, from the transaction. The Company has capitalized $3,471 thousand of transaction costs as of September 30, 2021. The Company believes that the net proceeds from the Merger plus its cash and cash equivalent balance at September 30, 2021 provide it with sufficient resources to continue as a going concern for at least the next 12 months from the date the condensed financial statements are issued.

Segment information

The Company has determined that its Chief Executive Officer (“CEO”) is its chief operating decision maker (“CODM”). The CEO reviews financial information presented for purposes of assessing performance and making decisions on how to allocate resources. The Company has determined that it operates in a single reportable segment.

All the Company’s operations and long-lived assets were attributable to operations in the United States as of September 30, 2021 and December 31, 2020.

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities as of the date of the financial statements and the reported amounts of expenses during the reporting periods. Such estimates relate to, among others, the useful lives and assessment of recoverability of property and equipment, deferred tax assets valuation, determination of the fair value of the Company’s Bridge Loan, common and preferred stock, warrant liabilities, Series C-2 Redeemable Convertible Preferred Stock Issuance Right, as well as other accruals. These estimates are based on historical trends, market pricing, current events and other relevant assumptions and data points. Actual results could differ from those estimates and such differences may be material to the financial statements.

Significant Risks and Uncertainties

The Company is subject to those risks common in the technology industry and also those risks common to early-stage companies including, but not limited to, the possibility of not being able to successfully develop or market its products, technological obsolescence, competition, dependence on key personnel and key external alliances, the successful protection of its proprietary technologies, compliance with government regulations, and the possibility of not being able to obtain additional financing when needed.

COVID-19 presents material uncertainty and risk with respect to the Company, its performance, and its financial results and could adversely affect the Company’s financial position and results.

Concentration of Supply Chain Risk

The Company uses various raw materials and components that are critical to the future manufacturing of its energy storage solutions. Suppliers must undergo a qualification process, which typically requires four to twelve months to complete. The Company does not know whether it will be able to maintain long-term supply relationships with its critical suppliers, or secure new long-term supply relationships on terms that will allow it to achieve its objectives, if at all. A supplier’s failure to develop and supply components in a timely manner or to supply components that meet the Company’s quality, quantity, cost requirements or technical specifications, or the Company’s inability to source these components from alternative providers on a timely basis or on terms acceptable to the Company could each harm the Company’s ability to manufacture its energy storage solutions at the time when its products are commercially ready. In addition, to the extent the processes that the Company’s suppliers use to manufacture components are proprietary, the Company may be unable to obtain comparable components from alternative suppliers, all of which could harm the Company’s business prospects, results of operations and financial condition.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash and cash equivalents and restricted cash. The Company’s cash and cash equivalents include cash in bank accounts and a money market account. The Company’s restricted cash includes a certificate of deposit and performance and payment bond. Deposits held with banks may exceed the amount of insurance provided on such deposits.

Significant Accounting Policies

There have been no material changes in the significant accounting policies described in our Audited Financial Statements as of and for the year ended December 31, 2020.

Accounting Standards Pending Adoption

There have been no material changes in the accounting standards pending adoption described in the Company’s audited financial statements for the year ended December 31, 2020.

2.	CUSTOMER DEPOSITS

Customer deposits are classified as other non-current liabilities. The Company is in the research and development phase. Its product is still being developed and does not yet meet standard specifications. As such and while the Company has entered into contracts with customers for shipment of pilot units, no revenue was recognized for the three and nine months ended September 30, 2021, and 2020 and revenue recognition will be deferred until the Company’s product meets such specifications and control of the goods has been transferred to the customer.

The following table is a rollforward of customer deposits balances for the nine months ended September 30, 2021 and twelve months ended December 31, 2020 (in thousands):

	September 30, 2021	December 31, 2020
Customer deposits, beginning balance	$2,258	$2,207
Additions	850	506
Cancellations	—	(455)

Customer deposits, ending balance	$3,108	$2,258

3.	LOSS PER SHARE

The following table presents the calculation of basic and diluted net loss per share attributable to common shareholders (in thousands, except per share data):

	Three Months Ended September 30,
	2021	2020
Net loss	$(51,325)	$(2,771)
Weighted-average shares outstanding – Basic and Diluted	8,823,458	7,102,536
Net loss per share - Basic and Diluted	$(5.82)	$(0.39)

	Nine Months Ended September 30,
	2021	2020
Net loss	$(296,685)	$(6,200)
Weighted-average shares outstanding – Basic and Diluted	8,458,054	7,099,532
Net loss per share - Basic and Diluted	$(35.08)	$(0.87)

There were no common stock options, warrants or preferred stock that were dilutive for the three and nine months ended September 30, 2021 and 2020. Due to net losses for the three and nine months ended September 30, 2021 and 2020, basic and diluted net loss per common share were the same, as the effect of potentially dilutive securities would have been anti-dilutive. The following outstanding balances of common share equivalent securities have been excluded from the calculation of diluted weighted-average common shares outstanding because the effect is anti-dilutive for the periods presented:

	Three Months Ended September 30,
	2021	2020
Stock options	2,792,655	3,562,417
Redeemable convertible preferred stock	38,768,389	32,865,949
Warrants	—	1,738,382

	41,561,044	38,166,748

	Nine Months Ended September 30,
	2021	2020
Stock options	2,792,655	3,562,417
Redeemable convertible preferred stock	38,768,389	32,865,949
Warrants	—	1,738,382

	41,561,044	38,166,748

4.	BORROWINGS

Long-term debt consists of the following as of September 30, 2021 and December 31, 2020 (in thousands):

	September 30, 2021	December 31, 2020
Notes payable	$4,236	$4,761
Bridge loan	21,432	—
PPP loan	—	936

Total notes payable	25,668	5,697
Less notes payable, current	23,415	5,678

Notes payable, non-current	$2,253	$19

Term Loan for Equipment

In September 2019, the Company financed a scanner purchase for $79 thousand. The loan term was 24 months, and the interest rate was 6.9%. In March 2020, the Company financed a machine tool purchase for $50 thousand. The loan term was 36 months, and the interest rate was 8.1%. Both loans’ principal and interest are payable on a monthly basis. In July 2021, the Company fully paid off both loans’ balances. The term loans’ balances as of September 30, 2021 and December 31, 2020 were $0 and $67 thousand, respectively.

Payroll Protection Program Loan

On April 19, 2020, the Company entered into an unsecured promissory note under the Payroll Protection Program (“the PPP Loan”) with a bank under the PPP administered by the United States Small Business Administration (“SBA”). The principal amount of the PPP Loan was $936 thousand. The PPP Loan bore interest of 1.0% per annum and was disbursed to the Company on April 20, 2020. The PPP Loan had a maturity date of April 20, 2022. Under the terms of the PPP, the Company could apply for, and be granted, forgiveness for all or a portion of the PPP Loan. Such forgiveness would be determined based on the use of the loan proceeds for eligible purposes within the first twenty-four weeks from the loan date. If at least 60% of the loan proceeds was used for payroll costs, then the entire loan would be forgiven. The remaining 40% of the loan proceed could be used for mortgage interest, rent, utility costs and the maintenance of employee and compensation levels. In July 2021, the Company applied for and received forgiveness on the $936 thousand PPP Loan plus $12 thousand in accrued interest. The gain on extinguishment of debt of $948 thousand is recorded within other income (expense), net in the Company’s Condensed Statements of Operations and Comprehensive Loss for the three and nine months ended September 30, 2021.

Notes Payable

In 2018, the Company entered into a $1,000 thousand note payable with a bank that is secured by all property of the Company, except for its intellectual property. The original maturity date of the note was July 1, 2021 but was modified and extended to January 1, 2022 under a Deferral Agreement (“Deferral Agreement”) entered into in April 2020.

In March 2020, the Company amended the note payable and borrowed an additional $4,000 thousand. The additional $4,000 thousand borrowing changed the present value of cash flows by more than 10% and, as such, was treated as a debt extinguishment. The Company recognized a $62 thousand loss on extinguishment of debt for the year ended December 31, 2020. The Company’s note payable was recorded at fair value as part of the extinguishment. The $4,000 thousand note payable’s original maturity date was January 1, 2023 but was modified and extended to July 1, 2023 under the Deferral Agreement.

The Company accounted for the Deferral Agreement, extending the maturity of the notes payable, as a debt modification based on an analysis of cash flows before and after the debt modification.

The notes payable bear interest at 0.50% below the bank’s prime rate as of September 30, 2021 and December 31, 2020 (2.75% interest rate on September 30, 2021 and December 31, 2020). The Company makes monthly interest and principal payments on the notes payable based on the schedule defined in the agreement.

In conjunction with the notes payable, the Company issued 68,000 shares of Series B redeemable convertible preferred stock warrants and 70,000 shares of Series C redeemable convertible preferred stock warrants in July 2018 and March 2020, respectively. The Series B redeemable convertible preferred stock warrants and Series C redeemable convertible preferred stock warrants have exercise prices of $1.42 per share and $1.84 per share, respectively, and expire 10 years after issuance. The fair values of the Series B redeemable convertible preferred stock warrants and Series C redeemable convertible preferred stock warrants were $55 thousand and $44 thousand, respectively, at the time of issuance. The fair value of the Series B redeemable convertible preferred stock warrants was initially recorded as a reduction of the value of the notes payable and was amortized over the term of the loan as interest expense using the effective interest method. Unamortized Series B redeemable convertible preferred stock warrants were treated as a component of loss on extinguishment of debt. The Series C redeemable convertible preferred stock warrants were issued in conjunction with the additional $4,000 thousand borrowing and were a component of the loss on extinguishment of debt. There was no interest expense recognized related to the amortization of warrants issued in conjunction with the notes payable for the three months ended September 30, 2021 and 2020. Interest expense of $0 and $4 thousand were recognized related to the amortization of warrants issued in conjunction with the notes payable for the nine months ended September 30, 2021 and 2020, respectively.

The audit opinion as of and for the year ended December 31, 2020 financial statements contained a going concern explanatory paragraph. Under the notes payable loan agreement, a going concern opinion with respect to the Company’s audited financial statements is a material adverse change resulting in an event of default. In accordance with a subjective acceleration clause, the Lender had an option to elect to accelerate $4,067 thousand of the Company’s existing indebtedness as of December 31, 2020 to be immediately due and payable. As of December 31, 2020, the event of default would have also accelerated the $943 thousand in principal and interest due on the PPP Loan because of the cross-default provisions. The Company had classified the notes payable and PPP loan as current liabilities as of December 31, 2020 due to the considerations discussed above and the assessment that the material adverse change clause under the notes payable and PPP Loan agreements was not within the Company’s control.

As discussed in Note 1, the Merger alleviated the risk related to going concern, as well as that related to the subjective acceleration clause. As a result, $2,253 thousand of the Company’s notes payable have been reclassified from current to noncurrent liabilities as of September 30, 2021.

Bridge Loan

In July 2021, the Company entered into a six-month $20,000 thousand bridge loan (the “Bridge Loan”), maturing on the earlier of January 12, 2021 or consummation of the SPAC merger, which ultimately closed on October 8, 2021, see Note 10. The Bridge Loan bore interest of 8%, of which 2.25% was payable monthly and 6.75% paid-in-kind (“PIK”) interest was due upon maturity. At maturity, a final payment of $1,250 thousand was due in addition to all outstanding principal and accrued interest. The Bridge Loan was paid off pursuant to the terms of the SPAC merger.

The Company elected the fair value option to account for the Bridge Loan, which contained multiple embedded derivatives. The Company recorded the Bridge Loan at fair value of $20,000 thousand at issuance. Interest expense of $1,432 thousand was recognized and accrued related to the paid in-kind interest and final payment on the Bridge Loan for the three and nine months ended September 30, 2021. The Company remeasured the fair value of the Bridge Loan on September 30, 2021.

5.	COMMITMENTS AND CONTINGENCIES

The Company, from time to time, is made a party to various claims, legal actions, and complaints arising in the ordinary course of business. The Company is not aware of any legal proceedings or other claims, legal actions, or complaints through the date of issuance of these financial statements.

On November 1, 2017, the Company executed a standby letter of credit with First Republic Bank totaling $725 thousand for security of its operating lease of office and manufacturing space in Wilsonville, Oregon. The letter of credit is fully secured by restricted certificate of deposit accounts. The Company can draw $200 thousand on the 95th day following each of the twelfth, twenty-fourth and thirty-sixth full calendar month following the commencement date of the lease (November 1, 2017), and an additional $50 thousand on the 95th day following the forty-eighth full calendar month following November 1, 2017. The letter of credit shall not be reduced below $75 thousand. As of September 30, 2021, and December 31, 2020, the standby letter of credit balance was $125 thousand and $325 thousand, respectively. The Company drew $200 thousand in the three and nine months ended September 30, 2021. There were no draws against the letter of credit during the three and nine months ended September 30, 2020.

The Company purchases materials from several suppliers and has entered into agreements with various contract manufacturers, which include cancelable and noncancelable purchase commitments.

As of September 30, 2021, and December 31, 2020, total unfulfilled noncancelable purchase commitments were $13,392 thousand and $3,410 thousand, respectively. In addition, total unfulfilled cancellable purchase commitments amounted to $3,774 thousand and $787 thousand as of September 30, 2021 and December 31, 2020, respectively. These purchase commitments were not recorded in the condensed financial statements.

6.	REDEEMABLE CONVERTIBLE PREFERRED STOCK

On May 7, 2021, the Company amended and restated its Certificate of Incorporation (the “Fifth Restatement”). The Fifth Restatement supersedes and replaces all previous Certificates of Incorporation.

Under the Fifth Restatement, the Company is authorized to issue 79,000,000 shares of common stock with $0.0001 par value. The holders of common stock are entitled to one vote for each share held.

Under the Fifth Restatement, the number of shares of preferred stock authorized for issuance remained the same at 62,072,064 with $0.0001 par value.

The Company’s Redeemable Convertible Preferred Stock as of September 30, 2021 consisted of the following (in thousands, except share data):

	Shares Authorized	Shares Issued and Outstanding	Issuance Price	Net Carrying Value	Aggregate Liquidation Preference
Series A	5,941,109	5,941,109	$0.56	$3,228	$3,321
Series B	12,011,923	12,005,442	1.23	30,659	14,748
Series C-1	16,345,688	16,335,705	1.84	19,178	30,098
Series C-2	27,773,344	4,486,133	2.95	37,008	13,225

	62,072,064	38,768,389		$90,073	$61,392

Sale of Series C-2 Redeemable Convertible Preferred Stock

In March 2021, the Company issued 3,900,988 shares of Series C-2 redeemable convertible preferred stock for $2.95 per share, totaling $11,500 thousand. The Company incurred $39 thousand in costs associated with the issuance. In connection with the sale of the Series C-2 redeemable convertible preferred stock, the Company issued warrants to purchase 585,145 shares of Series C-2 redeemable convertible preferred stock and extinguished a portion of the C-2 Purchase Right for 3,900,988 shares. The warrants are exercisable at a price of $0.0001 per share. The extinguishment of a portion of the Series C-2 Redeemable Convertible Preferred Stock Issuance Right reduced the Company’s derivative liabilities and increased the amount attributable to the issuance by $23,152 thousand. Total transaction value of $34,613 thousand was allocated to the Series C-2 redeemable convertible preferred stock and warrants in the amounts of $29,516 thousand and $5,097 thousand, respectively.

Amendment to Series C-2 Redeemable Convertible Preferred Stock Purchase Right and Related Warrants

On May 7, 2021, the Company amended its Series C-2 Preferred Stock Purchase Agreement and Amendment to Series C Preferred Stock Purchase Agreement. Under the terms of the amended agreement, the number of shares of C-2 Convertible Redeemable Preferred Stock required to be issued by the Company and purchased by investors under the C-2 Redeemable Convertible Preferred Stock Purchase Right were adjusted, and the Company issued Series C-2 warrants. The Series C-2 warrants are exercisable at a price of $.0001 per share upon a successful SPAC merger with STWO. The investors may purchase shares subject to the C-2 Redeemable Convertible Preferred Stock Purchase Right at any time and must purchase the shares upon the Company’s achievement of specific milestones. The number of shares subject to and potential proceeds from the C-2 Redeemable Convertible Preferred Stock Purchase Agreement and related C-2 Warrants are as follows, before and after the amendment:

	As of September 30, 2021
	Quantity	Price	Proceeds
Series C-2 Redeemable Convertible Preferred Stock Purchase Right	23,236,328	$2.95	$68,499,998

	As of September 30, 2021
	Upon Completion of SPAC merger
	Quantity	Price	Proceeds
Series C-2 Redeemable Convertible Preferred Stock Purchase Right	5,427,464	$2.95	$16,000,000
Series C-2 Warrant exercisable upon SPAC merger	14,365,207	0.0001	1,437

Total Proceeds Upon Exercise			$16,001,437

	As of September 30, 2021
	Milestones without SPAC merger
	Quantity	Price	Proceeds
Series C-2 Redeemable Convertible Preferred Stock Purchase Right	22,897,111	$2.95	$67,499,996

The Series C-2 Redeemable Convertible Purchase Right must be exercised prior to the SPAC merger, or it will be eliminated in the event of the successful SPAC merger. If the SPAC merger is unsuccessful, then the remaining rights of the two investors under the Series C-2 Redeemable Convertible Purchase Right from the Series C Preferred Stock Purchase Agreement dated August 28, 2019 will be restored, as shown in the tables above. The combined value of the Series C-2 Redeemable Convertible Preferred Stock Purchase Right and related Series C-2 warrants are included within derivative liabilities on the Company’s condensed balance sheets. The C-2 warrants and Purchase Rights were exercised in conjunction with the SPAC merger which closed in October 2021, see Note 10.

Warrants

The Company periodically issues warrants in conjunction with the issuance of preferred stock or debt. As of September 30, 2021, and December 31, 2020, the following warrants were outstanding:

	September 30, 2021	December 31, 2020
Common Stock Warrants	—	305,611
Series B Preferred Warrants	—	1,362,771
Series C Preferred Warrants	—	70,000

Total Warrants	—	1,738,382

The outstanding warrants include Series C redeemable convertible preferred stock warrants and Series B redeemable convertible preferred stock warrants issued in conjunction with the Company’s long-term debt discussed within Note 4. The table of warrants outstanding above, does not include the 14,365,207 Series C-2 warrants contingently issued as per the Amendment to Series C-2 Redeemable Convertible Preferred Stock Purchase Right, which are only exercisable upon completion of the SPAC merger and adjust to a quantity of zero if a SPAC merger is not completed.

The Company’s Series B redeemable convertible preferred stock warrants and Series C redeemable convertible preferred stock warrants were liability classified awards.

The Company’s Series B redeemable convertible preferred stock warrants were issued at exercise prices ranging from $0.001 per share to $1.42 per share. 68,000 shares of Series B redeemable convertible preferred stock warrants have a ten-year exercise period and the remaining 1,290,777 shares of redeemable convertible preferred stock warrants do not expire until a significant transaction has occurred, as defined by the Warrant Purchase Agreement. The warrants were fully vested at the issuance date.

The Company’s Series C-1 and C-2 redeemable convertible preferred stock warrants, reflected in the table below, were issued with prices ranging from $0.0001 to $1.84 per share, a life of 10 years and were fully vested at issuance.

The common stock warrants, all issued at a price of $0.001 per share, were recorded at fair value within equity. The common stock warrants were fully vested at issuance and do not expire until a significant transaction has occurred, as defined by the Warrant Purchase Agreement.

The table below shows the warrant activities during the nine months ended September 30, 2021:

	December 31, 2020	Issued	Exercised	September 30, 2021
Common Stock Warrants	305,611	-	305,611	-
Series B Preferred Stock Warrants	1,362,771	-	1,362,771	-
Series C Preferred Stock Warrants	70,000	585,145	655,145	-

Total Warrants	1,738,382	585,145	2,323,527	-

The table below shows the valuation assumptions for the warrants immediately prior to the exercises as of and for the nine months ended September 30, 2021:

	As of and for nine months ended September 30, 2021
	Common Warrants	Series B warrants	Series C-1 warrants	Series C-2 warrants
Expected volatility	N/A	80%	80%	80%
Expected term (in years)	N/A	2	2	2
Risk-free interest rate	N/A	0.16% - 0.28%	0.16% - 0.28%	0.16% - 0.28%
Dividend yield	N/A	0%	0%	0%

The warrants were valued using the following assumptions as of December 31, 2020:

	As of December 31, 2020
	Common Stock Warrants	Series B Preferred warrants	Series C-1 Preferred warrants	Series C-2 Preferred warrants
Expected volatility	N/A	80%	80%	N/A
Expected term (in years)	N/A	2	2	N/A
Risk-free interest rate	N/A	0.13%	0.13%	N/A
Dividend yield	N/A	0%	0%	N/A

7.	STOCK-BASED COMPENSATION PLAN

The Company has a 2014 Equity Incentive Plan (the “Plan”) under which it has authorized 10,524,556 shares of common stock to be reserved for grants or sale. The stock awards may be issued as Incentive Stock Options (“ISO”), Non-statutory Stock Options (“NSO”), Stock Appreciation Rights, Restricted Stock Awards, or Restricted Stock Unit Awards. Only employees are eligible to receive ISO awards. Employees, directors, and consultants who are providing continuous service to the Company are eligible to receive stock awards other than ISOs.

No Stock Appreciation Rights, Restricted Stock Awards, or Restricted Stock Unit Awards are outstanding as of September 30, 2021 and December 31, 2020.

Option prices for ISOs are normally set at not less than the fair market value of the Company’s common stock at the date of grant. Employee options generally cliff vest at the end of the first year and then 1/48th over the remaining three years. The Board has the power to accelerate the vesting of options granted. There were no accelerations during the three and nine months ended September 30, 2021 and 2020. Options are contingent on continued employment with the Company. Grants expire 10 years from the date of grant.

A summary of options outstanding under the Plan as of September 30, 2021 and changes during the nine months ended September 30, 2021 is presented below:

	Options Outstanding
	Number of shares	Weighted average exercise price	Weighted average remaining contractual term (years)	Aggregate intrinsic values ($‘000s)
Balances as of December 31, 2020	3,891,768	$0.44	8.23	$4,333
Granted	987,500	$2.57
Exercised	(1,685,675)	$0.40
Forfeited	(400,938)	$0.69

Balances as of September 30, 2021	2,792,655	$1.18	8.53	$30,331

Options vested and exercisable - September 30, 2021	702,291	$0.44	3.37	$8,150

In accordance with Accounting Standards Codification (ASC) 718, the fair value of each option grant has been estimated as of the date of grant using the Black-Scholes Merton option-pricing model based on the following weighted average assumptions:

	Nine Months Ended September 30,
	2021	2020
Risk-free rate	1.01%	1.12%
Expected dividends	—	—
Expected term	6 years	6 years
Expected volatility	75%	70%

The compensation expense is allocated on a departmental basis, based on the classification of the award holder. The following table presents the amount of stock-based compensation related to stock-based awards to employees on the Company’s Statements of Operations and Other Comprehensive Loss (in thousands):

	Nine Months Ended September 30,
	2021	2020
Research and development	$223	$54
Sales and marketing	48	33
General and administrative	349	164

Total stock-based compensation	$620	$251

8.	FAIR VALUE MEASUREMENTS

The Company’s fair value hierarchy for its financial assets and liabilities measured at fair value on a recurring basis are as follows (in thousands):

September 30, 2021	Level 1	Level 2	Level 3	Total
Assets:
Cash equivalents and restricted cash:
Money market funds	$6,986	$—	$—	$6,986
Certificate of deposit	—	75	—	75

Total Assets	$6,986	$75	$—	$7,061

Liabilities:
Bridge loan	$—	$—	$21,432	$21,432
Derivative liabilities	—	—	248,450	248,450
Warrant liabilities	—	—	—	—

Total Liabilities	$—	$—	$269,882	$269,882

December 31, 2020
Assets:
Cash equivalents and restricted cash:
Money market funds	$3,046	$—	$—	$3,046
Certificate of deposit	—	326	—	326

Total Assets	$3,046	$326	$—	$3,372

Liabilities:
Bridge loan	$—	$—	$—	$—
Derivative liabilities	—	—	22,911	22,911
Warrant liabilities	—	—	$3,329	3,329

Total Liabilities	$—	$—	$26,240	$26,240

For the three and nine months ended September 30, 2021 and 2020, there were no transfers between levels in the fair value hierarchy. The carrying amounts of the Company’s notes payable and accounts payable approximate their fair values due to their short maturities.

Level 1 Assets:

The Company invests in money market funds that have maturities of 90 days or less. The money market funds are classified as cash equivalents and are recorded at their carrying value, which approximates fair value.

Level 2 Assets:

The Company invests in a certificate of deposit with a maturity of one year from purchase date. The certificate of deposit is classified as restricted cash and recorded at its carrying value, which approximates fair value.

Level 3 Liabilities:

Bridge Loan

The Company accounts for the Bridge Loan under the fair value option election wherein the Bridge Loan is initially measured at its issue-date fair value and then subsequently re-measured at estimated fair value on a recurring basis at each reporting date. As a result of applying the fair value option, direct costs and fees related to the Bridge Loan were expensed as incurred.

The fair value of the Bridge Loan is based on significant inputs including, estimated time to maturity, which causes them to be classified as a Level 3 measurement within the fair value hierarchy. The valuation uses assumptions and estimates the Company believes would be made by a market participant in making the same valuation. The Bridge Loan was paid off on October 8, 2021 as part of the SPAC merger. See Note 10 for further details.

Warrants

Freestanding warrants to purchase Redeemable Convertible Preferred Stock are accounted for as liability awards and recorded at fair value on their issuance date and adjusted to fair value at each reporting date, with the change in fair value being recorded as a component of other income (expense). The warrants are accounted for as liabilities as the underlying shares of Preferred Stock are contingently redeemable upon occurrence of a change in control, which is outside the control of the Company.

The Company measures its warrant liabilities using Level 3 unobservable inputs within the Black-Scholes Merton option-pricing model. The Company uses various key assumptions, such as the fair value of Series B redeemable convertible preferred stock warrants and Series C redeemable convertible preferred stock warrants, the volatility of peer companies’ stock prices, the risk-free interest rate based on the U.S. Treasury yield, and the expected term (based on remaining term to a significant event for Series B redeemable convertible preferred stock warrants and remaining contractual term for Series C redeemable convertible preferred stock warrants). The Company measures the fair value of the redeemable convertible Preferred Stock warrants at each reporting date, with subsequent gains and losses from remeasurement of Level 3 financial liabilities recorded through other expense, net in the Statements of Operations and Comprehensive Loss.

All the warrants were exercised during the nine months ended September 30, 2021.

Future Rights to Purchase Series C-2 Redeemable Convertible Preferred Stock

The Company’s Series C Redeemable Convertible Preferred Stock financing agreement provides additional committed funding through the purchase of shares of Series C-2 Redeemable Convertible Preferred Stock based on the completion of certain operational milestones at a predetermined price of $2.95 per share as of September 30, 2021, from certain Series C-1 Investors (“Series C-2 Redeemable Convertible Preferred Stock Issuance Right”). See discussion within Note 6 related to the Amendment to the C-2 Redeemable Convertible Preferred Stock Purchase Right and related issuance of Series C-2 warrants during the nine months ended September 30, 2021.

The value of the Series C-2 Redeemable Convertible Preferred Stock Issuance Right is determined based on significant inputs not observable in the market, which represents a Level 3 measurement within the fair value hierarchy.

The Company utilized a probability weighting of successful completion of the SPAC merger versus probability of the Company staying private in establishing the quantity of purchase rights to value and the fair value of the Series C-2 Redeemable Convertible Preferred Stock Issuance Right. The fair value of the Series C-2 Redeemable Convertible Preferred Stock Issuance Right was determined using a discounted cash flow model, which takes into account the estimated value of Series C-2 stock, estimated time to purchase, probability of purchase and the risk-free interest rate based on the U.S. treasury yield. The Company measures the fair value of the Series C-2 Redeemable Convertible Preferred Stock Issuance Right at each reporting date, with subsequent gains and losses from remeasurement of Level 3 financial liabilities recorded through other expense, net in the Statements of Operations and Comprehensive Loss. The Company includes the valuation of the related Series C-2 warrants that are only exercisable upon completion of a SPAC merger with the valuation of the Series C-2 Convertible Preferred Stock Issuance Right.

The following table sets forth a summary of changes in the fair value of the Company’s level 3 liabilities at fair value on a recurring basis (in thousands):

	Three Months Ended September 30,
	2021	2020
Bridge loan:
Beginning balance June 30	$—	$—
Fair value of Bridge loan funded	20,000	—
Accrued PIK and final payment	1,432	—
Change in fair value	—	—

Ending balance September 30	21,432	—

Warrant liabilities:
Beginning balance June 30	22,860	1,979
Change in fair value	2,949	(24)
Fair value of warrants issued	—	—
Fair value of warrants exercised	(25,809)	—

Ending balance September 30	—	1,955

Series C-2 Convertible Preferred Stock Issuance Right liability:
Beginning balance June 30	211,747	7,619
Change in fair value	36,703	(2,089)
Fair value of derivatives extinguished	—	—

Ending balance September 30	248,450	5,530

Total	$269,882	$7,485

	Nine Months Ended September 30,
	2021	2020
Bridge loan:
Beginning balance December 31	$—	$—
Fair value of Bridge loan funded	20,000	—
Accrued PIK and final payment	1,432	—
Change in fair value	—	—

Ending balance September 30	21,432	—

Warrant liabilities:
Beginning balance December 31	3,329	1,989
Change in fair value	17,753	(78)
Fair value of warrants issued	5,096	44
Fair value of warrants exercised	(26,178)	—

Ending balance September 30	—	1,955

Series C-2 Convertible Preferred Stock Issuance Right liability:
Beginning balance December 31	22,911	11,379
Change in fair value	248,691	(5,849)
Fair value of derivatives extinguished	(23,152)	—

Ending balance September 30	248,450	5,530

Total	$269,882	$7,485

9.	INCOME TAXES

The Company did not record a tax provision for the three and nine months ended September 30, 2021 and 2020, respectively, due to the losses and valuation allowance against substantially all of the Company’s net deferred tax assets. The Company provides for a valuation allowance when it is more likely than not that some portion of, or all of the Company’s deferred tax assets will not be realized. Due to the Company’s history of losses, the Company determined that it is not more likely than not to realize its deferred tax assets.

10.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events through November 22, 2021, the date the condensed financial statements were available to be issued.

On October 8, 2021, the Company completed the Merger and received approximately $246,000 thousand in net proceeds. Upon the Merger closing, each share of the Company’s common stock, par value $0.0001 per share (“ESS Common Stock”) was converted into the right to receive shares of New ESS common stock at an exchange ratio of approximately 1.47 (the “Per Share Consideration”) as calculated pursuant to the Merger Agreement. The aggregate consideration paid to ESS stockholders in connection with the Merger (excluding any potential Earnout Stock), was 99,562,793 shares of New ESS Common Stock.

The Merger occurred based on the following events contemplated by the Merger Agreement:

•

Each issued and outstanding share of the Company’s preferred stock was converted into shares of ESS Common Stock at the then-effective conversion rate as calculated pursuant to the Company’s Certificate of Incorporation immediately prior to the closing;

•	Each issued and outstanding warrant of the Company was exercised in full in exchange for the issuance of shares of ESS Common Stock immediately prior to the closing;

•

Each issued and outstanding share of ESS Common Stock (including shares of ESS Common Stock resulting from the conversion of preferred stock and the exercise and settlement of all outstanding warrants) was cancelled and converted into the right to receive a number of shares of New ESS Common Stock equal to the Per Share Consideration;

•

Each issued and outstanding vested and unvested Company option was converted into options of New ESS exercisable for shares of New ESS Common Stock with the same terms except for the number of shares exercisable and the exercise price, each of which was adjusted using the Per Share Consideration; and

•	Each issued and outstanding vested and unvested restricted stock unit (“RSU”) of the Company was converted into New ESS RSUs for the same number of shares of New ESS Common Stock with the same terms.

Other events that took place in connection with the Merger are summarized below:

•	The issuance and sale of 25,000,000 shares of New ESS Common Stock at a purchase price of $10.00 per share for an aggregate purchase price of $250,000 thousand pursuant to the PIPE;

•	The issuance to ESS employees and other service providers of 824,998 RSUs (the “Incentive RSU Pool”), which vest subject to meeting certain future earnout milestone events and continued service;

•

Pursuant to the Merger Agreement, up to 54 months after October 8, 2021, New ESS may issue to eligible ESS securityholders, on a pro rata basis, up to 16,500,000 shares of additional New ESS Common Stock less any ESS RSUs issued pursuant to the Incentive RSU Pool, issuable in two equal tranches upon the occurrence of the respective Earnout Milestone Events; and

•	Repayment of $20,000 thousand in principal plus accrued interest to settle amounts outstanding under the Company’s Bridge Loan, following the Closing.